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                                                                    Exhibit 99.1


                                RAZORFISH, INC.
                          107 Grand Street, 3rd Floor
                           New York, New York  10013

This proxy is solicited on behalf of the board of directors for the special meeting of stockholders on _____________, 1999

     The undersigned hereby appoints Jeffrey A. Dachis and Craig M. Kanarick, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of Class A common stock of Razorfish (the "Company") which the undersigned may be entitled to vote at the Company's Special Meeting of Stockholders to be held on ____________, 1999 and at any adjournment or postponement thereof. The proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting.

     You are encouraged to specify your choice by marking the appropriate boxes on both sides of this card, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

     The signer hereby revokes all proxies heretofore given by the signer to vote at the meeting or any adjournment or postponement thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If you do not indicate your vote on any proposal, the proxies will vote for that proposal.

          /X/  Please make your votes as in this example.

The board of directors recommends a vote for the proposals.
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1. Proposal to approve the issuance of shares of Razorfish Class A Common Stock to the stockholders of i-Cube in the merger of i-Cube with Razorfish Merger Sub, Inc., a wholly owned subsidiary of Razorfish. Under the merger agreement, each outstanding share of i-Cube common stock will convert into the right to receive 0.875 shares of Razorfish Class A common stock.

          / /  FOR            / / AGAINST        / / ABSTAIN

2. Proposal to approve an amendment to the certificate of incorporation to increase the number of authorized shares of Class A common stock by 24,163,971 shares to 54,163,921 shares to consummate the merger.

          / /  FOR            / / AGAINST        / / ABSTAIN

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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3. Proposal to approve an amendment to the 1999 Stock Incentive Plan to (A)
   increase the number of shares of Class A common stock authorized for issuance under the 1999 Stock Incentive Plan by an additional 2,640,079 shares to 3,562,406 shares to enable Razorfish to meet its current obligations and its need for a bigger incentive pool for the larger employee base after the merger and (B) limit the maximum number of options and stock appreciation rights that may be awarded to an employee in any one fiscal year of Razorfish to ensure compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

          / /  FOR            / / AGAINST        / / ABSTAIN

4. Proposal to approve an amendment to the certificate of incorporation further increasing the number of authorized shares of Class A common stock from 54,163,921 shares to 200,000,000 shares for use in acquisitions and for other purposes.

          / /  FOR            / / AGAINST        / / ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: _________________, 19 _____

                              Signature(s): __________________________________

                              Please sign exactly as name appears herein. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Please sign, date and return the proxy card promptly using the enclosed envelope.